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                                  EXHIBIT 12
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                                                                      Exhibit 12
                          MARRIOTT INTERNATIONAL, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 ($ in millions)

                                                                       ------------------------------------------------------
                                                                                          Fiscal year ended
                                                                       ------------------------------------------------------

                                                                       ------------------------------------------------------
                                                                        1997        1996        1995        1994        1993
                                                                       ------------------------------------------------------
Income Before Cumulative Effect of a Change
in Accounting Principle                                                $ 335       $ 306       $ 247       $ 200       $ 159

Add/(Deduct):
 Tax an Income Before Cumulative Effect of a
  Change in Accounting Principle                                         219         196         165         142         116
 Fixed Charges                                                           179         142         107          64          73
 Interest Capitalized as Property and Equipment                          (16)         (9)         (6)         (4)         (3)
 (lncome)/Loss Related to certain 50%-or-Less-Owned-Affiliates             0           1           0          (2)         (1)
                                                                    --------    --------    --------    --------    --------
Earnings Available For Fixed Charges                                   $ 717       $ 636       $ 511       $ 420       $ 344
                                                                    ========    ========    ========    ========    ========

Fixed Charges:
 Interest Including Amounts Capitalized as
  Property and Equipment                                               $ 126       $  94       $  61       $  36       $  30
 Portion of Rental Expense Representative of
  Interest                                                                53          48          45          45          40
 Share of Interest Expense of
  certain 50%-or-Less-Owned-Affiliates                                     0           0           1           3           3
                                                                    --------    --------    --------    --------    --------
Total Fixed Charges                                                    $ 179       $ 142       $ 107       $  64       $  73
                                                                    ========    ========    ========    ========    ========

                                                                    --------    --------    --------    --------    --------
Ratio of Earnings to Fixed Charges                                       4.0         4.5         4.8         5.0         4.7
                                                                    ========    ========    ========    ========    ========




For the purpose of computing the ratio of earnings to fixed charges as prescribed by the rules and regulations of the Commission, earnings represent income before cumulative effect of a change in accounting principle, plus, when applicable, (a) taxes on such income, (b) fixed charges, and (c) the Company's equity interest in losses of certain 50% or-less-owned-affiliates; less (x) undistributed earnings of 50%-or-less-owned-affiliates, and (y) interest capitalized. Fixed charges represent interest (including amounts capitalized), amortization of deferred financing costs, the portion of rental expense deemed representative of interest and, when applicable, the Company's share of the interest expense of certain 50%-or-less-owned-affiliates.